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                                                                    EXHIBIT 23.3

                                                      Date:  June 2, 1998

Board of Directors
Peak International Limited


Re: Consent of Independent Auditors


We hereby consent to the use in the Prospectus constituting a part of Post-Effective Amendment No. 1 to the Registration Statement (Registration No. 333-49533) on Form F-1 of June 2, 1998 of our report dated 19 March 1997 relating to the consolidated financial statements of Peak International Limited for each of the two years ended March 31, 1995 and 1996, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Binder
Hong Kong